EXHIBIT 10.1
AMENDMENT

This Amendment, dated as of December 16, 2009 (this “Amendment”), is to the Purchase Agreement, dated as of November 2, 2009 (the “Purchase Agreement”), by and between GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia corporation (the “Purchaser”); GTT-EMEA, LIMITED, a company organized under the laws of the United Kingdom (“Purchaser Europe”); WBS CONNECT, L.L.C., a Colorado limited liability company (“WBS LLC”); TEK CHANNEL CONSULTING, LLC, a Colorado limited liability company (“TEK Channel”); WBS CONNECT EUROPE LTD., a company formed under the laws of Ireland (“WBS Europe” and, together with WBS LLC and TEK Channel, the “Companies”); Scott Charter, an individual (“Charter”); and Michael Hollander, an individual (“Hollander” and, together with Charter, the “Sellers”).  Any capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Purchase Agreement.

Recitals:

A.           Under Section 10.5 of the Purchase Agreement, the Purchase Agreement may be amended upon the execution by the Purchaser and the Sellers of a written instrument.

B.           The parties would like to amend the Purchase Agreement as provided in this Amendment.

Agreement:

In consideration of the foregoing and the mutual promises contained herein and in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Amendments.

(a)   Section 1.1(b)(iii) of the Purchase Agreement is hereby amended to change the reference therein to “seven hundred fifty thousand dollars ($750,000)” to instead refer to “two hundred fifty thousand dollars ($250,000)”.

(b)   Section 1.1(b) of the Purchase Agreement is hereby amended to add a new subsection (iv) thereof, providing in its entirety as follows:

“the Earnout U.S. Transaction Consideration, if any, under Section 1.11 (Earnout);”.

(c)   Section 1.1(c) of the Purchase Agreement is hereby amended to provide in its entirety as follows:

“(b)           The Stock U.S. Transaction Consideration, Notes U.S. Transaction Consideration and Earnout U.S. Transaction Consideration will each be subject to cancellation in connection with satisfaction of any indemnification claims as provided in Section 7.6(a).”

(d)   Section 1.4 of the Purchase Agreement is hereby amended to delete subsection (x) thereof.

(e)   Section 1.6 of the Purchase Agreement is hereby amended to provide in its entirety as follows: “[reserved]” and all of the defined terms that are defined therein are hereby deleted from the Purchase Agreement.

(f)   Section 1.10(b) of the Purchase Agreement is hereby amended to change the reference therein to “Notes U.S. Transaction Consideration” to instead refer to “Notes U.S. Transaction Consideration or Earnout U.S. Transaction Consideration”.

(g)   Article I of the Purchase Agreement is hereby amended to add a new Section 1.11 thereof providing in its entirety as follows:

“1.11           Earnout.

(a)           During the time period starting on the Closing Date and ending on thirty-six (36) month anniversary thereof, the Sellers, in their capacities as employees of the Purchaser and WBS LLC, shall use commercially reasonable efforts to cause the Purchaser and WBS LLC to collect in full each of the accounts receivables of WBS LLC set forth on Schedule B hereto (each, a “Relevant Account Receivable”).  As part of the U.S. Transaction Consideration, the Sellers shall be entitled to receive cash payments from the Purchaser (the “Earnout U.S. Transaction Consideration”) equal to the amount, if any, by which: (i) the amount of cash recovered by the Purchaser and WBS LLC with respect to each Relevant Account Receivable during such time period (each, a “Recovered Amount”); exceeds (ii) the  GTTA Estimated Collectible Amount for such Relevant Account Receivable set forth set forth next to its name on Schedule B; provided, however, that in no event shall the aggregate Earnout U.S. Transaction Consideration amount exceed five hundred thousand dollars ($500,000).  The Purchaser and WBS LLC shall be entitled to retain, without compensation to the Sellers, any Recovered Amount with respect to any Relevant Account Receivable that is less than the GTTA Estimated Collectible Amount for such Relevant Account Receivable.

(b)           The Purchaser and WBS LLC shall fund their reasonable outside counsel fees associated with collection of Relevant Accounts Receivable pursuant to Section 1.11(a), which shall, except with respect to the WV Fiber matter (as described on Schedule B), be solely at the expense of the Purchaser and WBS LLC and shall not reduce the Earnout U.S. Transaction Consideration.

(c)           The Earnout U.S. Transaction Consideration, if any, with respect to each Relevant Account Receivable shall be allocated fifty percent (50%) to Charter and fifty percent (50%) to Hollander and shall be paid by the Purchaser to the Sellers, by check or wire transfer of immediately available funds, promptly after such receipt by the Purchaser or WBS LLC of the applicable Recovered Amount.

(d)           In taking actions in connection with collection of Relevant Accounts Receivable: (i) the Sellers shall act in a commercially reasonably manner in accordance with the direction and oversight of their superiors within the Purchaser and WBS LLC; (ii) without limiting the generality of the foregoing, in no event will any Seller take any action that is reasonably likely to harm to the relationship of the Purchaser and WBS LLC with the applicable account debtor; and (iii) the Purchaser and WBS LLC shall act in a commercially reasonable manner.”

(h)   The last sentence of Section 5.6(a) of the Purchase Agreement is hereby amended to delete therefrom the following phrase: “but, as provided in the definition of NWC in Article IX, the Companies Employees Severance Obligations shall not be included in the NWC”.

(i)   Section 5.12 of the Purchase Agreement is hereby amended to delete therefrom the following phrase: “but, as provided in the definition of NWC in Article IX, up to fifty-five thousand dollars ($55,000) of the Audit Expenses shall not be included in the NWC”.

(j)   Section 7.2(a) of the Purchase Agreement is hereby amended to delete therefrom the following phrase: “except to the extent accrued as a Current Liability included in the calculation of the Final NWC”

(k)   Section 7.6(a)(i) and (ii) of the Purchase Agreement are hereby amended to provide in their entirety as follows:

“(i)           by the Sellers under Section 7.2(a) (Indemnification by the Sellers Concerning the Companies) shall be satisfied: (A) first, by cancellation of the Stock U.S. Transaction Consideration; (B) second, to the extent that the Stock U.S. Transaction Consideration is insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of the Notes U.S. Transaction Consideration; (C) third, to the extent that the Stock U.S. Transaction Consideration and the Notes U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of the Earnout U.S. Transaction Consideration; and (D) fourth, to the extent that the Stock U.S. Transaction Consideration, the Notes U.S. Transaction Consideration and the Earnout U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by wire transfer of immediately available funds of the unsatisfied part of the Seller Indemnification Payment Amount by the Sellers, jointly and severally, to the respective accounts of the Purchaser and Purchaser Europe (allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), in each case not later than five (5) Business Days after determination of the Seller Indemnification Payment Amount pursuant to this Article VII; and

(ii)           by a Seller under Section 7.2(b) (Indemnification by each Seller Concerning Such Seller), shall be satisfied: (A) first, by cancellation of such Seller’s Stock U.S. Transaction Consideration; (B) second, to the extent that such Seller’s Stock U.S. Transaction Consideration is insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of such Seller’s Notes U.S. Transaction Consideration; (C) third, to the extent that such Seller’s Stock U.S. Transaction Consideration and Notes U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by cancellation of such Seller’s Earnout U.S. Transaction Consideration; and (D) fourth, to the extent that such Seller’s Stock U.S. Transaction Consideration, Notes U.S. Transaction Consideration and Earnout U.S. Transaction Consideration are insufficient to satisfy such Seller Indemnification Payment Amount in full, by wire transfer of immediately available funds of the unsatisfied part of the Seller Indemnification Payment Amount by such Seller to the respective accounts of the Purchaser and Purchaser Europe (allocated between the Purchaser and Purchaser Europe in proportion to the Transaction Consideration for the Purchased Equity Interests that each is purchasing hereunder), in each case not later than five (5) Business Days after determination of the Seller Indemnification Payment Amount pursuant to this Article VII.”

(l)   The first sentence of Section 7.6(c) of the Purchase Agreement is hereby amended to delete the phrase “to Section 1.6(c) or” therefrom.

(m)   Sections 1.3(b)(iii) and Section 10.1(ii) of the Purchase Agreement are each hereby amended to change the reference therein to “twenty-five thousand dollars ($25,000)” to instead refer to “thirty-one thousand five hundred dollars ($31,500)”.

(n)   The table entitled “U.S.  Transaction Consideration” in Schedule A to the Purchase Agreement is hereby amended to change the column therein entitled “Notes U.S. Transaction Consideration” to provide in its entirety as follows:

Notes U.S. Transaction Consideration
$125,000
$125,000
$250,000

(o)   The Purchase Agreement is hereby revised to add thereto a new Schedule B consisting of Schedule B to this Amendment.

(p)   Exhibits A-1 and A-2 to the Purchase Agreement are hereby amended to consist of Exhibit A-1 and A-2, respectively, to this Amendment.

2.   Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

3.   Counterparts.  This Amendment may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  Counterparts may be delivered via facsimile or other electronic transmission and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have entered into Amendment as of the date written above.

THE PURCHASER:		THE SELLERS:
GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
/s/ Scott Charter
By:	/s/ Chris Mckee	Scott Charter
Name:	Chris McKee
Title:	Secretary and General Counsel
/s/ Michael Hollander
Michael Hollander

Exhibit A-1:

Charter Seller Note

[attached]

Exhibit A-2:

Hollander Seller Note

[attached]